EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                     NOVEMBER 6, 2008

TANDY LEATHER FACTORY REPORTS Q3-2008 EPS DOUBLE THAT OF Q3-2007
DESPITE WEAK SALES, OPERATING INCOME UP 600% FOR THE QUARTER

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the third quarter of 2008.  Consolidated net income for the quarter ended September 30, 2008 was $421,000 compared to consolidated net income of $172,000 for the third quarter of 2007.  Fully diluted earnings per share for the quarter was $0.04, compared to $0.02 in the third quarter of last year.  Total sales for the quarter ended September 30, 2008 were $12.2 million, down 4% from $12.8 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2008 were $39.4 million, down 3% from the 2007 comparable period sales of $40.7 million.  Consolidated net income for the first nine months of 2008 was $1.7 million or $0.15 per fully-diluted share versus $1.9 million or $0.17 per fully-diluted share in the first nine months of 2007.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $69,000 in the third quarter, a 1% improvement over last year's third quarter.  Seventy-three stores comprised the Tandy Leather's retail operations on September 30, 2008, compared to seventy-two retail stores a year ago.  For the first nine months of 2008, Tandy Leather sales increased $478,000, or 3%, over the first nine months of 2007.  Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale centers and national account group, decreased $943,000 or 14% compared to the third quarter of 2007.  For the first nine months of 2008, Wholesale Leathercraft’s sales were down $2.1 million, or 10%, over the same period in 2007.  International Leathercraft, consisting of one combination wholesale and retail store located in the United Kingdom, added sales of $324,000 and $560,000 for the quarter and year, respectively.  This store was opened in February 2008.

Consolidated gross profit margin for the current quarter was 58.3%, improving from 54.2% for the third quarter of 2007.  For the first three quarters, consolidated gross profit margin for the current year was 58.2%, an improvement over last year’s comparable period gross profit margin of 57.1%.  Consolidated operating expenses decreased $459,000 and $143,000 in the current quarter and year to date, respsectively, compared to the same periods a year ago.  For the third quarter, the significant reductions in expenses occurred in personnel costs, advertising, rent, and professional/consulting fees.  For the year, we achieved reductions in personnel costs, advertising, professional fees and freight out.  Consolidated operating margin improved for the quarter to 6.3% compared to 0.8% last year.  On a year-to-date basis, consolidated operating margin declined minimally from 6.7% last year to 6.6% in the current year.

Ron Morgan, Chief Executive Officer, commented, “While we certainly wish our quarterly sales had been stronger, we are pleased with our third quarter earnings.  Once you get past the revenue line, our income statement looks good - the improvement in gross profit and the reduction in operating expenses result in a significant improvement in operating income. I suspect there are alot of companies that would be very happy with a 600% improvement in operating income and 145% improvement in net income for the quarter! As I said last quarter, we are demonstrating our ability to make the decisions necessary to keep the company headed in the right direction and get our expenses under control. That will continue to be a priority for us as we negotiate our way through this very difficult business environment."

Chief Financial Officer, Shannon Greene, added, “We have been very clear about our goals this year: inventory management, expense control and cash. At the end of the third quarter, inventory is down more than $3.5 million, or 18%, from its high in September 2007, and we have reduced our operating expenses this year despite some unique expenses incurred like our corporate move in the first quarter and the accelerated depreciation on our former corporate location. Our total cash has increased 58% this year alone and 187% in the last twelve months.  I don't know what it's going to take to get people's attention, but eventually, someone is going to notice."

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 73 Tandy Leather retail stores, located in 35 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:                 Shannon L. Greene, Tandy Leather Factory, Inc.                                                      (817) 872-3200 or sgreene@tandyleather.com
    Mark Gilbert, Magellan Fin, LLC                                                                                   (317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain forward-looking statements.  All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release.  These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations.  Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q.  Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended 09/30/08		Quarter Ended 09/30/07
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$5,997,550	$435,791	$6,940,484	$32,686
Retail Leathercraft	5,726,164	234,743	5,657,198	58,780
International Leathercraft	324,081	55,008	-	-
Other	204,195	39,941	208,651	13,811
Total Operations	$12,251,990	$765,483	$12,806,333	$105,277

	Nine Months Ended 09/30/08		Nine Months Ended 09/30/07
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$19,953,958	$1,084,364	$22,057,123	$1,790,257
Retail Leathercraft	18,232,364	1,421,064	17,753,614	878,492
International Leathercraft	559,641	6,091	-	-
Other	614,151	66,865	880,388	95,659
Total Operations	$39,360,114	$2,578,384	$40,691,125	$2,764,408

Wholesale Leathercraft	Quarter Ended 09/30/08		Quarter Ended 09/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	30	$5,289,155	30	$6,157,021
National account group	n/a	708,395	n/a	783,463
Total Sales – Wholesale Leathercraft		$5,997,550		$6,940,484

Wholesale Leathercraft	Nine Months Ended 09/30/08		Nine Months Ended 09/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	29	$16,911,426	29	$18,729,902
New store sales	1	438,757	1	553,451
National account group	n/a	2,603,775	n/a	2,773,770
Total Sales – Wholesale Leathercraft		$19,953,958		$22,057,123

Retail Leathercraft	Quarter Ended 09/30/08		Quarter Ended 09/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	70	$5,588,514	70	$5,654,320
New store sales	3	137,650	1	2,878
Total Sales – Retail Leathercraft	73	$5,726,164	71	$5,657,198

Retail Leathercraft	Nine Months Ended 09/30/08		Nine Months Ended 09/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	64	$17,060,659	64	$17,344,767
New store sales	9	1,171,705	7	408,847
Total Sales – Retail Leathercraft	73	$18,232,364	71	$17,753,614

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2008 (unaudited)	December 31, 2007 (audited)
ASSETS
CURRENT ASSETS:
Cash	$8,621,574	$6,310,396
Certificates of deposit	1,760,000	-
Marketable securities	400,000	500,000
Accounts receivable-trade, net of allowance for doubtful accounts
of $104,000 and $104,000 in 2008 and 2007, respectively	1,959,430	2,538,816
Inventory	17,038,821	17,473,352
Deferred income taxes	249,274	256,938
Other current assets	974,662	1,102,836
Total current assets	31,003,761	28,182,338

PROPERTY AND EQUIPMENT, at cost	15,169,776	11,793,317
Less accumulated depreciation and amortization	(4,867,095)	(4,794,505)
	10,302,681	6,998,812

GOODWILL	981,904	990,536
OTHER INTANGIBLES, net of accumulated amortization of
$352,000 and $313,000 in 2008 and 2007, respectively	345,666	384,134
OTHER assets	344,486	1,095,686
	$42,978,498	$37,651,506

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,764,175	$1,497,564
Accrued expenses and other liabilities	3,615,419	2,072,640
Income taxes payable	67,910	67,150
Current maturities of long-term debt and capital lease obligations	463,892	135,000
Total current liabilities	6,911,396	3,772,354

DEFERRED INCOME TAXES	533,599	148,648

LONG-TERM DEBT, net of current maturities	3,763,125	3,915,000
CAPITAL LEASE OBLIGATION, net of current maturities	396,526	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
10,994,951 and 10,982,951 shares issued at 2008 and 2007, respectively;
10,989,092 and 10,977,092 shares outstanding at 2008 and 2007, respectively	26,388	26,359
Paid-in capital	5,456,823	5,419,477
Retained earnings	25,698,434	24,037,672
Treasury stock (5,859 shares at cost)	(25,487)	(25,487)
Accumulated other comprehensive income	217,694	357,483
Total stockholders' equity	31,373,852	29,815,504
	$42,978,498	$37,651,506

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Nine Months Ended September 30, 2008 and 2007

	THREE MONTHS		NINE MONTHS
	2008	2007	2008	2007
NET SALES	$12,251,990	$12,806,333	$39,360,114	$40,691,125

COST OF SALES	5,108,833	5,864,699	16,464,284	17,465,869

Gross profit	7,143,157	6,941,634	22,895,830	23,225,256

OPERATING EXPENSES	6,377,674	6,836,357	20,317,446	20,460,848

INCOME FROM OPERATIONS	765,483	105,277	2,578,384	2,764,408

OTHER INCOME (EXPENSE):
Interest expense	(80,072)	(50,494)	(249,725)	(50,494)
Other, net	25,672	272,658	332,355	349,172
Total other income (expense)	(54,400)	222,164	82,630	298,678

INCOME BEFORE INCOME TAXES	711,083	327,441	2,661,014	3,063,086

PROVISION FOR INCOME TAXES	290,069	155,835	1,000,252	1,148,438

NET INCOME	$421,014	$171,606	$1,660,762	$1,914,648

NET INCOME PER COMMON SHARE-BASIC	$ 0.04	$ 0.02	$ 0.15	$ 0.17
NET INCOME PER COMMON SHARE-DILUTED	$ 0.04	$ 0.02	$ 0.15	$ 0.17

Weighted Average Number of Shares Outstanding:
Basic	10,988,092	10,968,635	10,982,209	10,943,817
Diluted	11,073,942	11,152,731	11,072,717	11,157,013

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,660,762	$1,914,648
Adjustments to reconcile net income to net
cash provided by (used in) operating activities-
Depreciation & amortization	670,010	470,832
Loss on disposal of assets	14,760	-
Non-cash stock-based compensation	22,875	22,876
Deferred income taxes	392,615	(18,149)
Other	(131,157)	233,465
Net changes in assets and liabilities:
Accounts receivable-trade, net	579,386	360,709
Inventory	434,531	(3,202,032)
Income taxes	760	(580,218)
Other current assets	128,174	98,716
Accounts payable	1,266,611	516,201
Accrued expenses and other liabilities	1,542,779	(992,879)
Total adjustments	4,921,344	(3,090,479)

Net cash provided by (used in) operating activities	6,582,106	(1,175,831)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,184,639)	(5,084,908)
Payments in connection with businesses acquired	-	(650,000)
Proceeds from sale of assets	38,181	25,339
Decrease (increase) in other assets	751,200	(120,267)
Increase in certificates of deposit	(1,760,000)	-
Decrease in marketable securities	100,000	-

Net cash used in investing activities	(4,055,258)	(5,829,836)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	-	4,050,000
Payments on long-term debt and notes payable	(84,375)	-
Payments on capital lease obligations	(145,795)	(100,550)
Proceeds from issuance of common stock	14,500	73,860

Net cash used in financing activities	(215,670)	4,023,310

NET CHANGE IN CASH	2,311,178	(2,982,357)

CASH, beginning of period	6,310,396	6,739,891

CASH, end of period	$8,621,574	$3,757,534

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$249,725	$50,494
Income taxes paid during the period, net of (refunds)	634,749	1,758,519

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	803,712	-